Exhibit 10.4

Bankrate, Inc.

2011 Equity Compensation Plan

PERFORMANCE Share AGREEMENT

THIS PERFORMANCE SHARE AGREEMENT (this “Agreement”), dated as of [●] (the “Grant Date”), is entered into by and between Bankrate, Inc., a Delaware corporation (the “Company”), and [●], an employee of the Company (the “Grantee”).

WHEREAS, the Bankrate, Inc. 2011 Equity Compensation Plan (the “Plan”) provides for grants of Restricted Stock; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Board”) has decided to award Performance Shares (as defined below) to the Grantee in order to promote the best interests of the Company and its stockholders on the terms and conditions set forth in this Agreement, conditioned on the Grantee’s execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.

Grant of Performance Shares.  The Company hereby grants to the Grantee an Award of [●] restricted shares of Stock (the “Performance Shares”).  The target number of Performance Shares hereunder equals [●] Performance Shares (the “Target Performance Shares”).

2.	Definitions. All capitalized terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided.
3.	Vesting and Forfeiture.
(a)

Performance Factor.  The actual number of Performance Shares earned by the Grantee, subject to the continued vesting requirement set forth in Section 3(b) of this Agreement, shall be determined by multiplying the Performance Factor (as defined in Exhibit A hereto) for the period commencing on January 1,  2014 and ending on December 31,  2015 (the “Measurement Period”) by the Target Performance Shares, with the actual Performance Factor to be determined upon the later of (i) the date on which the audit of the Company’s financial statements for 2014 is completed and (ii) the date on which the audit of the Company’s financial statements for 2015 is completed (such later date, the “Determination Date”).  Subject to Section 3(d)(i) of this Agreement, the number of Performance Shares determined pursuant to this Section 3(a) shall be the “Earned Performance Shares.”

(b)	Service Vesting. Except as otherwise set forth in this Agreement, (i) 50% of the Earned Performance Shares shall vest on the Determination Date and (ii) 50% of the Earned Performance Shares shall vest on the third anniversary of the Grant Date (each, a “Vesting Date”),  in each case, subject to the Grantee’s continued employment with the Company and its Affiliates through the applicable Vesting Date.

(c)	Termination of Employment.
(i)

General.  Except as otherwise provided in Sections 3(c)(ii) and 3(c)(iii) of this Agreement, if the Grantee incurs a termination of Employment prior to the third anniversary of the Grant Date, any then outstanding and unvested Performance Shares (including any unvested Earned Performance Shares) shall be automatically and immediately forfeited for no consideration.

(ii)

Death or Disability; Termination Other Than for Cause Prior to a Covered Transaction.  Notwithstanding Section 3(c)(i) of this Agreement, if the Grantee incurs a termination of Employment prior to the third anniversary of the Grant Date that is due to the Grantee’s death or Disability, or due to a termination by the Company other than for Cause that occurs prior to a Covered Transaction, (A) if the applicable Date of Termination (as defined in Section 3(c)(iv) of this Agreement) occurs prior to the Determination Date, the applicable number of Prorated Earned Performance Shares (as defined in Section 3(c)(v) of this Agreement) shall vest in two equal installments on the Determination Date and on the third anniversary of the Grant Date (and all other Performance Shares shall be forfeited) or (B) if the applicable Date of Termination occurs on or following the Determination Date but prior to the third anniversary of the Grant Date, an amount of Performance Shares equal to the excess of the applicable number of Prorated Earned Performance Shares over the number of Earned Performance Shares that vested on the Determination Date shall vest on the third anniversary of the Determination Date (and all other Performance Shares shall be forfeited);  provided,  however,  that if this Section 3(c)(ii) gives rise to a tax withholding obligation in respect of the Prorated Earned Performance Shares prior to the date on which such shares vest in accordance with clause (A) or (B), then the number of Prorated Earned Performance Shares necessary to satisfy the applicable tax withholding obligation shall vest and be used to satisfy such withholding obligation in accordance with Section 9 of this Agreement.

(iii)

Termination Other Than for Cause or Resignation for Good Reason Following a Covered Transaction.  Notwithstanding Section 3(c)(i) of this Agreement, if the Grantee incurs a termination of Employment following the closing of a Covered Transaction due to (x) a termination by the Company other than for Cause or (y) a termination by the Grantee for Good Reason (as defined in Section 3(c)(vi) of this Agreement), all unvested outstanding Earned Performance Shares (determined in accordance with Section 3(d) of this Agreement) shall immediately vest as of the Date of Termination.
(iv)	Definition of Date of Termination. For purposes of this Agreement, the “Date of Termination” shall mean the date on which the Grantee incurs a termination of Employment for any reason.
(v)

Definition of Prorated Earned Performance Shares.  For purposes of this Agreement, the “Prorated Earned Performance Shares” shall mean  an amount of Performance Shares equal to the product of (A) the number of Earned Performance Shares that the Grantee would have earned had the Grantee not incurred a termination of Employment prior to the third anniversary of the Grant Date (determined in accordance with Section 3(a) of this Agreement) multiplied by  (B) a fraction, the numerator of which is the number of days elapsed from the Grant Date through the Date of Termination and the denominator of which is 1,096.

(vi)

Definition of Good Reason.  For purposes of this Agreement, “Good Reason” shall mean: (A) if the Grantee is party to an employment, consulting or services agreement with the Company that defines “good reason,” the definition of “good reason” set forth therein, and (B) if the Grantee is not party to any such agreement, the occurrence of any of the following events: (x) a reduction in the Grantee’s base salary or incentive compensation opportunity, (y) a material diminution in the Grantee’s title, position, or duties, or (z) a relocation of the Grantee’s principal place of employment that increases the Grantee’s one-way commute by at least 35 miles; provided,  however, that the Grantee’s termination shall not be considered to be for Good Reason unless the Grantee provides the Company with written notice of the event giving rise to the claim of Good Reason within 30 days following such event, such event is not corrected, in all material respects, by the Company within 30 days following receipt of such notice, and the Grantee terminates his or her Employment not more than 30 days following the expiration of such correction period.

(d)	Covered Transaction. Notwithstanding Section 3(a) or 3(b) of this Agreement:
(i)

Prior to the Determination Date.  If a Covered Transaction occurs prior to the Determination Date, (A) the Earned Performance Shares shall be determined by the Board based upon the Company’s actual performance through the closing of the Covered Transaction (with both actual performance and the applicable performance metrics prorated for the portion of the Measurement Period occurring prior to such closing for purposes of determining the Performance Factor); and (B) the number of Earned Performance Shares determined in accordance with clause (A) shall vest in equal installments on (x) the final day of the Measurement Period (or, if later, upon the closing of the Covered Transaction) and (y) the third anniversary of the Grant Date, subject to the Grantee’s continued employment with the Company and its Affiliates through such dates.
(ii)

Following the Determination Date.  If a Covered Transaction occurs following the Determination Date but prior to the third anniversary of the Grant Date, all unvested Earned Performance Shares (as determined in accordance with Section 3(a) of this Agreement) shall continue to vest in accordance with Section 3(b) of this Agreement.

(e)

Restatement.  If, during the period following the end of the Measurement Period and prior to the third anniversary of the Grant Date, the Company restates its earnings for any portion of the Measurement Period and it is determined that the Grantee would have been eligible to receive a different number of Earned Performance Shares based on such restated earnings, the Board shall adjust the number of Earned Performance Shares to reflect the number of Performance Shares earned based on the restated earnings (it being understood that, in the case of a restatement subsequent to the Determination Date that results in a reduction in the number of Performance Shares eligible for vesting, such reduction shall be taken from the Performance Shares that would have been eligible to vest on the third anniversary of the Grant Date pursuant to Section 3(b) of this Agreement, but shall not be taken from any previously vested shares of Stock).

(f)

Forfeiture.  Notwithstanding anything to the contrary set forth herein, if the Board determines that an act or omission by the Grantee (i) violates the Company’s Code of Business Conduct and Ethics and (ii) results in material financial harm to the Company, the Board shall require the forfeiture of all unvested Performance Shares.  The foregoing shall be limited to the extent that it would violate applicable law or government regulation.

(g)

Conditions of Issuance.  The Grantee hereby (i) appoints the Company as the Grantee’s attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Performance Shares that are granted or forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to any Performance Shares granted hereunder, one or more stock powers, endorsed in blank, with respect to such Performance Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer to the Company of any unvested Performance Shares that are forfeited hereunder.

4.

Nontransferability of the Performance Shares.  The Performance Shares acquired by the Grantee pursuant to this Agreement shall not be sold, transferred, pledged, assigned, or otherwise encumbered or disposed of, except as provided herein and in the Plan.

5.

Issuance of Shares.  The Performance Shares shall be evidenced by a stock certificate or by book-entry on the books and records of the Company, as the Company may determine, in the Grantee’s name.  If a Performance Share is evidenced by a stock certificate, then during the period prior to the vesting of the Performance Share, such certificate may be issued to the Grantee with a legend substantially in the form set forth in Section 6 of this Agreement, or alternatively may be held in escrow by the Company on behalf of the Grantee.  If unvested Performance Shares are held in book-entry form, the Grantee agrees that the Company may give stop-transfer instructions to the depository to ensure compliance with the provisions hereof.  Upon the vesting of a Performance Share, the Company shall promptly deliver to the Grantee a certificate evidencing such Performance Share, free of all legends, or shall promptly cause any restrictions noted in the book entry to be removed.

6.	Legend. Any certificates representing unvested Performance Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE BANKRATE, INC. 2011 EQUITY COMPENSATION PLAN AND A PERFORMANCE SHARE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BANKRATE, INC.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF BANKRATE, INC.

As soon as practicable following the vesting of any such Performance Shares, the Company shall cause a certificate or certificates covering such Performance Shares, without the aforesaid legend, to be issued and delivered to the Grantee.  If any Performance Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Performance Shares.

7.

Dividend and Voting Rights.  Except as otherwise specifically provided in this Agreement, following the Grant Date with respect to a Performance Share, the Grantee shall have all the rights of a stockholder with respect to such Performance Share, including, without limitation, the right to vote such Performance Share; provided that the Grantee shall not have the right to receive dividends or distributions in respect of the Performance Shares.  Notwithstanding the foregoing, upon the Company’s payment of an ordinary cash dividend with respect to shares of Stock, the Grantee shall receive additional Performance Shares in an amount determined by dividing the dollar value of the dividend the Grantee would have received on the Performance Shares outstanding on the record date of such dividend by the Fair Market Value of a share of Stock on the last trading day before the date of the dividend payment (rounded up to the nearest whole share).  The additional Performance Shares so granted shall be subject to the same restrictions applicable to the underlying Performance Shares in respect of which they were granted.  In the event of the Company’s payment to stockholders of a dividend or distribution other than an ordinary cash dividend, the treatment shall be subject to Section 7(b) of the Plan.

8.

Sale of Vested Performance Shares.  The Grantee shall be free to sell any Performance Shares that have become vested and become free of all restrictions, subject to (a) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Performance Shares; (b) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (c) applicable requirements of federal and state securities laws.

9.

Certain Tax Matters.  The Grantee expressly acknowledges that the award or vesting of the shares of Stock acquired hereunder, and the payment of dividends with respect to the Performance Shares, may give rise to “wages” subject to withholding and agrees that the minimum withholding required by law shall be satisfied by the Grantee surrendering to the Company a portion of the shares of Stock that are issued or transferred to the Grantee upon the vesting of the Performance Shares and the shares of Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such shares of Stock on the date of such surrender (and the amount equal to the Fair Market Value of such shares of Stock shall be remitted to the appropriate tax authorities).

10.

Governing Law; Captions.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law thereof.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

11.

Plan.  The Performance Shares are granted pursuant to the Plan, which is incorporated herein by reference, and the Performance Shares shall, except as otherwise expressly provided herein, be governed by the terms of the Plan.  In the event of a conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall control.  The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  The Grantee and the Company each acknowledge that this Agreement (together with the Plan) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

12.

No Employment Rights.  This Agreement shall not create any right of the Grantee to continued Employment or limit the right of the Company to terminate the Grantee’s Employment at any time and shall not create any right of the Grantee to Employment with the Company.

13.	Amendment. This Agreement may be amended only by mutual written agreement of the parties.
14.

Assignment.  This Agreement is personal to the Grantee and, without the prior written consent of the Company, shall not be assignable by the Grantee other than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Grantee’s legal representatives.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

15.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
16.

No Waiver.  The Grantee’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

17.

Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANKRATE, INC.

By: _____________________________________
      Name:

      Title:

GRANTEE

________________________________________

[●]

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